EXHIBIT 32
SECTION 1350 CERTIFICATIONS
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of IKONICS Corporation.

Date: November 12, 2010	/s/ William C. Ulland
William C. Ulland
Chairman, Chief Executive Officer
and President

Date: November 12, 2010	/s/ Jon Gerlach Jon Gerlach
Chief Financial Officer
and Vice President of Finance